Calculation of Filing Fee Tables
S-8
SOLENO THERAPEUTICS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock $0.001 par value, reserved for issuance pursuant to Amended and Restated 2014 Equity Incentive Plan	Other	2,091,475	$ 39.475	$ 82,560,975.60	0.0001381	$ 11,401.67
Total Offering Amounts:						$ 82,560,975.60		$ 11,401.67
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,401.67
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers any additional shares of the Registrant's common stock that become issuable under the Registrant's Amended and Restated 2014 Equity Incentive Plan (the "2014 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of common stock. (2) Represents an automatic increase of 2,091,475 shares of the Registrant's common stock reserved for issuance under, and which annual increase is provided for in, the 2014 Plan and represents 4.0% of the 52,286,881 shares of the Registrant's outstanding common stock on December 31, 2025. (3) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $39.475 per share, which represents the average of the high and low prices on the common stock as reported on the Nasdaq Capital Market on February 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A